Exhibit 99.1

Press Release November 2, 2022

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Announces Planned State-of-the-Art

Aluminum Flat Rolled Mill Site Selection

FORT WAYNE, INDIANA, November 2, 2022 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the selection of Columbus, Mississippi, as the location for the company’s previously announced greenfield state-of-the-art, recycled aluminum flat rolled mill. Columbus is strategically located within the targeted Southeast market, bringing numerous competitive customer, recycled material and renewable energy advantages to the project. Final site determination is subject to the anticipated receipt of necessary permits and continued state and local government support.

"We are extremely excited to announce Columbus, Mississippi as the location for our new next-generation recycled aluminum flat rolled mill," said Mark D. Millett, Chairman, President, and Chief Executive Officer. "We are eager to expand our presence in Columbus, and we deeply value the warm welcome and support that we have received from the community, officials, Governor Tate Reeves, and the State of Mississippi, as well as leaders from the Mississippi Development Authority and local leaders from the Lowndes County Board of Supervisors, the Lowndes County Industry Development Authority, the Lowndes County Port Authority, the Golden Triangle Regional Airport Authority, and the Golden Triangle Development LINK. We thank them for their trust, shared vision, and support for this important strategic investment. We believe the aluminum flat rolled mill itself will create 700 high-paying positions, and that abundant opportunities for indirect job growth of over 250 positions can be created from our customers and other support service providers, bringing additional meaningful economic growth to the surrounding communities.

“We are eager to move this significant growth investment forward,” said Millett. “We have intentionally grown with our customers’ needs, providing efficient sustainable supply-chain solutions for the highest quality products. Thus far, this has primarily been achieved within the carbon steel industry — however, a significant number of our flat rolled carbon steel customers are also consumers and processors of aluminum flat rolled products. This investment broadens our ability to serve our existing and new customers by adding high-quality, low-carbon footprint flat rolled aluminum to our product portfolio. We believe our unique performance-based operating culture, coupled with our considerable experience in successfully constructing and operating cost-effective, highly profitable flat rolled steel mills, positions us exceptionally well to execute this strategic opportunity in an adjacent metal space, and to deliver strong long-term value creation.

“Our customers are excited for us to enter the aluminum flat rolled market, as we have been discussing plans for several of them to co-locate onsite with us,” continued Millett. “These customers would experience a significant logistics savings, working capital efficiency, and decarbonization benefits, compared to their current supply-chain configurations. We continue to grow increasingly excited about the expansive opportunities and long-term value creation our growth strategy provides us,” concluded Millett.

The Columbus, Mississippi location brings numerous advantages, including:

▪	Sufficient acreage to allow strategic customers to co-locate on our site, providing a baseload volume opportunity for our aluminum mill, while providing customers with shorter lead times, logistics savings and meaningful working capital savings;
▪	Synergies related to the close proximity of our Columbus Flat Roll Steel Division;
▪	A talented workforce that is driven by our unique entrepreneurial, performance-based culture;
▪	Excellent logistics provided by on-site access to a class I railroad, proximity to the major U.S. highway systems, and access to the Tennessee-Tombigbee Waterway;
▪	Existing, mature, and dependable natural gas, water sources, and access to ample renewable power.

The planned $1.9 billion aluminum flat rolled mill is designed to have an annual production capacity of 650,000 tonnes of finished products, serving the sustainable beverage packaging, automotive, and common alloy industrial sectors. The product offering will be supported by various value-added finishing lines, including CASH (continuous annealing solutions heat treating) lines, continuous coating, and various slitting and packaging operations. The rolling mill is currently expected to begin operations in mid-2025. The company’s focus on decarbonization will also be applied to this aluminum operation, including plans to use a significant amount of pre- and post-consumer aluminum scrap in its production process, supported by the company’s metals recycling platform, which is the largest nonferrous metals recycler in North America.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States, based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This report contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate","intend","believe","estimate","plan","seek","project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking", subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel and North American aluminum flat rolled supply deficit, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; (17) the impacts of impairment charges; (18) unanticipated difficulties in integrating or starting up new assets; and (19) risks and uncertainties involving product and/or technology development.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact: Investor Relations — +1.260.969.3500